EXHIBIT 31.3

CERTIFICATION

I, James A. Luksch, Chief Executive Officer of Blonder Tongue Laboratories, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Blonder Tongue Laboratories, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 8, 2008

/s/ James A. Luksch James A. Luksch Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.4

CERTIFICATION

     I, Eric Skolnik, Senior Vice President and Chief Financial Officer of Blonder Tongue Laboratories, Inc., certify that:

     1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Blonder Tongue Laboratories, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 8, 2008

/s/ Eric Skolnik Eric Skolnik Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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